Exhibit 23.2





                     Consent of Independent Accountants





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1995 incorporated by reference in the Proxy Statements of Frontier Corporation and ALC Communications Corporation which are made a part of the Registration Statement (Form S-4 No. 33-_____) and Prospectus of Frontier Corporation for the registration of 80,039,248 shares of its common stock.



                                   Ernst & Young LLP



Detroit, Michigan
July 13, 1995